Exhibit 99.1

Royal Gold Reports Record Revenue and Free Cash Flow
for Fiscal First Quarter 2010

•	Quarterly royalty revenue totals $26.1 million, a 62% year-over-year increase

•	Free cash flow[1] of $22.6 million, representing 87% of total revenue and a 70% year-over-year increase

•	Gold accounted for 86% of first quarter fiscal 2010 revenues versus 69% for the first quarter of fiscal 2009

DENVER, COLORADO. NOVEMBER 5, 2009: ROYAL GOLD, INC. (NASDAQ: RGLD; TSX: RGL), a leading precious metals royalty company, today announced net income attributable to Royal Gold stockholders of $7.1 million, or $0.18 per basic share, on record royalty revenue of $26.1 million for the first quarter of fiscal 2010.  This compares to net income attributable to Royal Gold stockholders for the first quarter of fiscal 2009 of $5.7 million, or $0.17 per basic share, on royalty revenue of $16.1 million.

Higher revenues were largely driven by increased production at Taparko and Cortez, commencement of production at Dolores, new contributions from royalties obtained in the Barrick transaction and higher year-over-year gold prices.  The increase in royalty revenue was partially offset by a decrease in copper prices and a decrease in production at Robinson.  Higher net income attributable to Royal Gold stockholders resulted from increased royalty revenues, partially offset by higher depletion charges for newer properties that have been added to the Company’s royalty portfolio.

Free cash flow for the current quarter was a record $22.6 million, representing 87% of revenues, which was an increase of 70% compared to free cash flow of $13.3 million or 83% of revenues for the prior year comparable quarter.

As of September 30, 2009, the Company had net working capital of $328.3 million.  Current assets were $333.7 million (including $307.5 million in cash and equivalents), compared to current liabilities of $5.4 million, resulting in a current ratio of 62 to 1.

[1]
The Company defines free cash flow, a non-GAAP financial measure, as operating income plus depreciation, depletion and amortization, non-cash charges and impairment of mining assets, if  any, less non-controlling interests in operating income from consolidated subsidiary (see, Schedule A).

“Our record first quarter results reflect solid performance from our expanded portfolio of producing royalties,” said Tony Jensen, President and CEO. “Our long-term strategy of increased revenue diversification is now paying off in the form of strong quarterly revenue which we have seen over the past several quarters.  And, we are only a few months away from adding initial production from the first sulfide circuit at Peñasquito, an operation that we believe will have a significant impact on our revenue stream when it reaches full production.”

PROPERTY DEVELOPMENTS

Peñasquito

In October 2009, Goldcorp announced that the first lead and zinc concentrates from the initial sulfide circuit had been produced and the first shipment to the smelter is planned for later in calendar 2009.  Goldcorp expects to attain commercial production in the first quarter of calendar 2010.  In addition, Goldcorp reported that construction of the second sulfide circuit is well underway and progressing toward planned completion in the third quarter of calendar 2010.

Royalty Restructuring at the Troy Mine

In October 2009, Genesis, Inc. (“Genesis”), a wholly-owned subsidiary of Revett Silver Company, and Royal Gold completed a restructuring of the Company’s royalties at the Troy mine.  Royal Gold previously held three gross smelter return (“GSR”) royalties.  The initial 7.0% GSR royalty was satisfied under a revenue cap of $10.5 million.  The remaining two royalties, which were scheduled to produce royalty revenue in mid-2012, were restructured into a perpetual 3.0% GSR royalty which will take effect on July 1, 2010.  Royal Gold paid Genesis $1.5 million in consideration for the restructured royalty.  The new royalty applies to all production from the Troy mine in addition to an expanded area of interest in the vicinity of the mine.

First quarter fiscal 2010 production and revenue for the Company’s principal royalty interests are shown in Table 1.  For more detailed information about each of our royalty properties, please refer to the Company’s most recent Annual Report on Form 10-K, and our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, or our website located at www.royalgold.com.

CORPORATE PROFILE

Royal Gold is a precious metals royalty company engaged in the acquisition and management of precious metal royalty interests.  The Company owns royalties on 118 properties on six continents, including royalties on 21 producing mines and 12 development stage projects. Royal Gold is publicly traded on the NASDAQ Global Select Market under the symbol “RGLD,” and on the Toronto Stock Exchange under the symbol “RGL.”  The Company’s website is located at www.royalgold.com.

For further information, please contact:
Karen Gross
Vice President and Corporate Secretary
(303) 575-6504

Note: Management’s conference call reviewing the first quarter results will be held today at 10:00 a.m. Mountain Time (noon Eastern Time) and will be available by calling (800) 603-2779 (North America) or (973) 200-3960 (international), access #84869903.  The call will be simultaneously broadcast on the Company’s website at www.royalgold.com under the “Presentations” section.  A replay of this webcast will be available on the Company’s website approximately two hours after the call ends.

Cautionary “Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995:  With the exception of historical matters, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from projections or estimates contained herein.  Such forward-looking statements include statements regarding when the first Peñasquito sulfide circuit will begin producing, the expectation that Peñasquito will have a significant impact on the Company’s revenue stream when it reaches full production, the completion of construction of the second sulfide circuit at Peñasquito, and operators’ expectations regarding production at royalty properties.  Factors that could cause actual results to differ materially from the projections include, among others, precious metals prices, performance of and production at the Company's royalty properties, decisions and activities of the operators of the Company's royalty properties, unanticipated grade, geological, metallurgical, processing or other problems the operators of the mining properties may encounter, delays in the operators securing or their inability to secure necessary governmental permits at Andacollo or other mines, changes in project parameters as plans continue to be refined, economic and market conditions, possible liquidity and production problems at Taparko and other royalty properties, the Company’s exercise of its rights under the Taparko Funding Agreement, buy-down rights at Malartic, litigation, the closing of the Andacollo transaction, the ability of the operator to bring the Andacollo project into production as expected, and other subsequent events, as well as other factors described in the Company's Annual Report on Form 10-K, Quarterly Report on Form 10-Q, and other filings with the Securities and Exchange Commission.  Most of these factors are beyond the Company’s ability to predict or control.  The Company disclaims any obligation to update any forward-looking statement made herein.  Readers are cautioned not to put undue reliance on forward-looking statements.

*Free Cash Flow:  The Company discloses information on free cash flow and free cash flow as a percentage of revenues in its reporting.  Free cash flow is a non-GAAP financial measure.  The Company defines free cash flow as operating income plus depreciation, depletion and amortization, non-cash charges, and any impairment of mining assets less non-controlling interests in operating income of consolidated subsidiary.  While we believe free cash flow is a useful measure of the Company’s performance, we also want to advise that this is not a measure recognized by generally accepted accounting principles.  See Schedule A, attached to this press release for a GAAP reconciliation.

TABLE 1
First Quarter Fiscal 2010
Royalty Production and Revenue for Principal Royalty Interests

				QUARTER ENDED SEPTEMBER 30, 2009		QUARTER ENDED SEPTEMBER 30, 2008
PROPERTY	ROYALTY	OPERATOR	METAL	Royalty Revenue ($ Millions)	Reported Production [1]	Royalty Revenue ($ Millions)		Reported Production [1]
Taparko	TB-GSR1 [2] TB-GSR2 [2]	High River	Gold	6.0	25,350 oz.	__	[3]	__ [3]
Cortez	GSR1 and GSR2 [4] GSR3 [4] NVR1 [4]	Barrick	Gold	5.8	94,864 oz.	4.5		60,676 oz.
Leeville	1.8% NSR	Newmont	Gold	2.3	133,821 oz.	1.7		106,828 oz.
Mulatos	1.0 - 5.0% NSR [5]	Alamos	Gold	2.2	46,440 oz.	0.5		41,120 oz.
Robinson [6]	3.0% NSR	Quadra	Gold Copper	1.9	18,269 oz. 21.1M lbs.	4.8		37,487 oz. 40.4M lbs.
Siguiri	0.00 - 1.875% NSR [7]	AngloGold Ashanti	Gold	1.4	78,801 oz.	__	[8]	__ [8]
Dolores	3.25% NSR (Au) [9] 2.0% NSR (Ag) [9]	Minefinders	Gold Silver	1.1	19,305 oz. 349,248 oz.	__	[8]	__ [8]
Goldstrike	0.9% NSR	Barrick	Gold	1.0	109,729 oz.	1.6		215,506 oz.
Peñasquito (oxide)	2.0% NSR	Goldcorp	Gold Silver	0.6	22,900 oz. 651,812 oz.	0.1	[8]	4,883 oz.[8] 124,260 oz. [8]
Other Royalty Properties [10]	-	-	Various	3.8	__	2.9		__
Total Royalty Revenue				26.1		16.1

Footnotes follow on page 5.

FOOTNOTES

[1]
Reported production relates to the amount of metal sales that are subject to our royalty interests for the periods ended September 30, 2009 and September 30, 2008, as reported to us by the operators of the mines.

[2]
Royalty percentages:  TB-GSR1 – 15.0%; TB-GSR2 – 4.3% when the average monthly gold price ranges between $385 and $430 per ounce.  Outside of this range, the royalty rate is calculated by dividing the average monthly gold price by 100 for gold prices above $430 per ounce, or by dividing the average monthly gold price by 90 for gold prices below $385 per ounce (e.g., a $900 per ounce gold price results in a rate of 900/100 = 9.0%).  Two subsequent royalties consist of a 2.0% GSR perpetual royalty (“TB-GSR3”), applicable to gold production from defined portions of the Taparko-Bouroum project area, and a 0.75% GSR milling royalty (“TB-MR1”).  The TB-MR1 royalty applies to ore that is mined outside of the defined area of the Taparko-Bouroum project that is processed through the Taparko facilities up to a maximum of 1.1 million tons per year.   Both the TB-GSR3 and TB-MR1 royalties commence once TB-GSR1 and TB-GSR2 have ceased.  Both TB-GSR1 and

TB-GSR2 continue until either production reaches 804,420 ounces of gold, or payments totaling $35 million under TB-GSR1 are received, whichever comes first.  As of September 30, 2009, Royal Gold has recognized approximately $14.8 million in royalty revenue under TB-GSR1 that is attributable to cumulative production of approximately 110,000 ounces of gold.

[3]	There was no production during the first fiscal quarter of 2008 because the Taparko mill was shut down due to problems associated with the grinding mill drive-train.
[4]	Royalty percentages: GSR1 and GSR2 – 0.40 to 5.0% (sliding-scale); GSR3 – 0.71%; NVR1 – 0.39%. As of October 1, 2008, the GSR2 royalty percentage was restructured to match the current GSR1 rate.
[5]	The Company’s sliding-scale royalty is subject to a 2.0 million ounce cap on gold production. There have been approximately 462,000 ounces of cumulative production as of September 30, 2009.
[6]	Revenues consist of provisional payments for concentrates produced during the current period and final settlements for prior production periods.
[7]
The Company’s royalty is capped once payments of approximately $12.0 million have been received.  As of September 30, 2009, approximately $6.5 million remains unrecognized under the cap.  NSR sliding-scale schedule (price of gold per ounce - royalty rate as of 9/30/09): $0 to $495.71 – 0.00%; $495.72 to $566.54 – 0.625%; $566.55 to $601.94 – 0.875%; $601.95 to $637.35 – 1.125%; $637.36 to $672.76 – 1.50%; $672.77 and above – 1.875%.  The sliding-scale schedule is adjusted based on the average of the United States, Australian and Canadian Consumer Price Indices on an annual basis.  The most current rate available is reflected herein.

[8]	Royalty revenue commenced in June 2008 for Peñasquito; October 2008 for Siguiri; and December 2008 for Dolores.
[9]
Royalty was acquired in October 2007 and production from the 1.25% royalty on gold commenced during the fourth quarter of calendar 2008.  The Company’s 2.0% NSR royalty on gold and silver became effective on May 1, 2009, once commercial production was achieved.

[10]
“Other” includes all of the Company’s non-principal producing royalties as of September 30, 2009 and 2008.  Individually, no royalty included within “Other” attributed greater than 5% of our total royalty revenue for either period.   Royalties included in the “Other” category that were acquired in the Barrick transaction in October 2008 contributed aggregate royalty revenue of approximately $2.2 million during the period, not including royalty revenue from Siguiri and Mulatos, which are shown in Table 1.  The remaining royalties in the “Other” category contributed aggregate royalty revenue of approximately $1.6 million during the quarter ended September 30, 2009, compared to $2.9 million during the quarter ended September 30, 2008.  Of this royalty revenue, El Chanate contributed approximately $0.4 million, Don Mario contributed approximately $0.4 million and Troy contributed $0 during the current period, compared to $0.8 million, $0.4 million, and $0.9 million for the prior period, respectively.

ROYAL GOLD, INC.
Consolidated Balance Sheets
(In thousands except share data)

	September 30, 2009 (Unaudited)	June 30, 2009
Current assets
Cash and equivalents	$307,497	$294,566
Royalty receivables	25,314	20,597
Income tax receivable	-	2,372
Deferred tax assets	185	166
Prepaid expenses and other	680	1,007

Total current assets	333,676	318,708

Royalty interests in mineral properties, net	445,298	455,966
Restricted cash – compensating balance	-	19,250
Inventory – restricted	9,629	10,622
Other assets	4,900	5,378
Total assets	$793,503	$809,924

Current liabilities
Accounts payable	$1,194	$2,403
Income tax payable	151	-
Dividends payable	3,262	3,259
Other	758	527

Total current liabilities	5,365	6,189

Net deferred tax liabilities	22,444	23,371
Term loan facility	-	19,250
Other long-term liabilities	840	703
Total liabilities	28,649	49,513

Commitments and contingencies

Stockholders’ equity
Common stock, $.01 par value, authorized 100,000,000 shares; and issued 40,517,611 and 40,480,311 shares, respectively	405	405
Additional paid-in capital	703,837	702,407
Accumulated other comprehensive (loss) income	(27)	(80)
Accumulated earnings	50,572	46,709
Total Royal Gold stockholders’ equity	754,787	749,441
Non-controlling interests	10,067	10,970
Total stockholders’ equity	764,854	760,411
Total liabilities and stockholders’ equity	$793,503	$809,924

ROYAL GOLD, INC.
Consolidated Statements of Operations and Comprehensive Income
(Unaudited, in thousands except share data)

	For The Three Months Ended
	September 30, 2009	September 30, 2008
Royalty revenues	$26,113	$16,079

Costs and expenses
Costs of operations (exclusive of depreciation, depletion and amortization shown separately below)	1,201	847
General and administrative	2,195	1,671
Exploration and business development	885	674
Depreciation, depletion and amortization	11,078	4,423
Total costs and expenses	15,359	7,615

Operating income	10,754	8,464

Interest and other income	1,753	939
Interest and other expense	(355)	(288)
Income before income taxes	12,152	9,115

Income tax expense	(3,030)	(3,129)
Net income	9,122	5,986
Less: Net income attributable to non-controlling interests	(1,996)	(237)
Net income attributable to Royal Gold stockholders	$7,126	$5,749

Net income	$9,122	$5,986
Adjustments to comprehensive income, net of tax
Unrealized change in market value of available for sale securities	53	(312)
Comprehensive income	$9,175	$5,674
Comprehensive income attributable to non-controlling interests	(1,996)	(237)
Comprehensive income attributable to Royal Gold stockholders	$7,179	$5,437

Net income per share attributable to Royal Gold stockholders:
Basic earnings per share	$0.18	$0.17

Basic weighted average shares outstanding	40,502,139	33,926,495

Diluted earnings per share	$0.17	$0.17

Diluted weighted average shares outstanding	40,861,713	34,278,980

ROYAL GOLD, INC.
Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	For The Three Months Ended
	September 30, 2009	September 30, 2008
Cash flows from operating activities

Net income	$9,122	$5,986
Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation, depletion and amortization	11,078	4,423
Gain on distribution to non-controlling interests	(1,616)	-
Deferred tax benefit	(950)	(423)
Non-cash employee stock compensation expense	1,150	636
Tax benefit of stock-based compensation exercises	(51)	-
Changes in assets and liabilities:
Royalty receivables	(4,717)	4,925
Prepaid expenses and other assets	534	(127)
Accounts payable	(752)	2,745
Income taxes payable	2,545	3,407
Other	(153)	14

Net cash provided by operating activities	$16,190	$21,586

Cash flows from investing activities

Change in restricted cash – compensating balance	19,250	(3,500)
Proceeds on sale of Inventory - restricted	2,899	-
Deferred acquisition costs	(249)	(1,419)
Other	(30)	(5)

Net cash provided by (used in) investing activities	$21,870	$(4,924)

Cash flows from financing activities:
Tax benefit of stock-based compensation exercises	$51	$-
(Prepayment of) borrowings under term loan facility	(19,250)	3,500
Common stock dividends	(3,259)	(2,384)
Distribution to non-controlling interests	(2,899)	-
Proceeds from issuance of common stock	225	-
Other	3	-

Net cash (used in) provided by financing activities	$(25,129)	$1,116

Net increase in cash and equivalents	12,931	17,778

Cash and equivalents at beginning of period	294,566	192,035

Cash and equivalents at end of period	$307,497	$209,813

SCHEDULE A

Non-GAAP Financial Measures

The Company computes and discloses free cash flow and free cash flow as a percentage of revenues. Free cash flow is a non-GAAP financial measure.  Free cash flow is defined by the Company as operating income plus depreciation, depletion and amortization, non-cash charges, and any impairment of mining assets, less non-controlling interests in operating income of consolidated subsidiary.  Management believes that free cash flow and free cash flow as a percentage of revenues are useful measures of performance of our royalty portfolio.  Free cash flow identifies the cash generated in a given period that will be available to fund the Company’s future operations, growth opportunities, and shareholder dividends.  Free cash flow, as defined, is most directly comparable to operating income in the Statements of Operations.  Below is the reconciliation to operating income:

	For the Three Months Ended
	September 30, (Unaudited, in thousands)
	2009	2008

Operating income	$10,754	$8,464
Depreciation, depletion and amortization	11,078	4,423
Non-Cash employee stock compensation	1,150	636
Non-controlling interest in operating income of consolidated subsidiary	(380)	(237)
Free cash flow	$22,602	$13,286